Exhibit 10.7

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

KLDiscovery

(Jan – December 2018) Sales Commission Plan

Sales Performance Addendum

Plan Purpose

This document outlines the terms and conditions of the Sales Performance Addendum (the “Addendum”) to the Sales Commission Plan commencing from Jan 1, 2018 thru December 31, 2018 (the “Plan”) for KLDiscovery (the “Company”).The Addendum is specifically designed to provide additional incentive to legacy top performing sales employees (“Legacy Employees”).

Commission Rates

Legacy Employees are eligible for the Addendum on a quarterly basis. If the employee sells $[*] or more in Eligible Revenue in the prior 12 months, the employee is eligible for the higher commission rates for the current quarter. Eligible Revenue includes eDiscovery Services and Paper Services and excludes Managed Document Review Services and Non- Commissionable Services & Expenses (“Eligible Revenue”). Future eligibility is re-measured at the beginning of each quarter and Legacy Employees who first meet the threshold become eligible, Legacy Employees who continue to meet the threshold remain eligible, and Legacy Employees who fail to meet the threshold are no longer eligible for the current quarter. For example, if an employee sells $[*] or more in Eligible Revenue for the 12 months ending June 2018, they are eligible for the Addendum for the next quarter (July, August, September 2018).

Commission rates below are based on list price and vary depending on type of [*] and timing of the first invoice date for a matter or subscription:

[*] = Invoice [*]

[*] = Invoice [*]

[*] = Invoice [*]

[*]	[*]
	[*]	[*]	[*]
[*] (1)	[*]%	[*]%	[*]%
[*] (1)	[*]%	[*]%	[*]%
[*]	[*]%	[*]%	[*]%
[*] (2)	[*]%	[*]%	[*]%

Notes:

(1)	[*]– [*]% rate if pricing doesn’t exceed minimum pricing thresholds for established services.
(2)	Including and not limited to [*], travel expenses, supplies, etc.

[*] (3)	[*]
	[*]	[*]	[*]
[*]	[*]%	[*]%	[*]%
[*]	[*]	[*]%	[*]%
[*] (4)	[*]	[*]%	[*]%
[*] (5)	[*]%	[*]%	[*]%

Notes:

(3)

Subscription – defined as a term contract for greater than 12 months for bundled services with a fixed minimum contract value. New and Renewal Subscription commission rates are both determined according to the original subscription start date.

(4)

Upgraded subscriptions will be paid [*]% for the first 12 months on the amount greater than the last twelve months subscription revenue including overages and then revert to standard rates for the remaining subscription term.

(5)	Including and not limited to travel expenses, supplies, etc.

Subscriptions will be paid [*]. If the subscription was already paid upfront based on the legacy plan, it will be excluded from the commission calculation until there is an upgrade (incremental portion only) or renewal.  Subscriptions which are not renewed will be paid as if a la carte pricing was in effect from the original subscription start date. Upgraded subscriptions will be paid [*]% for the first 12 months on the amount greater than the last twelve months subscription revenue including overages and then revert to standard rates for the remaining subscription term.

Plan Administration

This Addendum constitutes highly confidential and proprietary information of the Company. Disclosure of the contents of this Addendum to any third party without the Company’s prior written consent is expressly prohibited. This Addendum shall be administered according to the terms and conditions of the Sales Commission Plan.

Employee Krystina Jones

/s/ Krystina Jones
Signature	Date: 2/15/2018

Company Authorized Representative:

/s/ Len Deutchman
Signature	Date: 4/3/2018